Exhibit 99.1


         VALENCE TECHNOLOGY ANNOUNCES CLOSING OF $20.0 MILLION LOAN AND
            EXTENSION OF MATURITY DATE OF EXISTING $35.0 MILLION DEBT

AUSTIN, TEXAS -- JULY 14, 2005 -- Valence Technology Inc. (Nasdaq:VLNC), developers of Saphion(R) technology, the first commercially available, safe, phosphate-based lithium-ion battery technology, today announced that on July 13, 2005 it entered into a loan agreement with SFT I, Inc. (SFT) providing for a $20 million loan to the company. Valence has also received an extension of the maturity date from two outstanding loans from Berg & Berg Enterprises.

Under the terms of the loan, which closed and funded on July 13, 2005, interest is payable monthly and the entire principal balance is payable on July 12, 2010. The loan is guaranteed by Carl E. Berg, a director and principal stockholder of Valence Technology.

In exchange for the loan and the guaranty of the loan, SFT and Mr. Berg each received three-year warrants to purchase 600,000 shares of the company's common stock, for an aggregate of 1,200,000 shares, at a price equal to $2.74, the closing price of the company's common stock on July 12, 2005. Valence has entered into a registration rights agreement with SFT providing for registration rights covering the shares underlying the warrants issued as part of the transaction.

In addition, Berg & Berg Enterprises, an affiliate of Carl E. Berg, has agreed to extend the maturity date of two outstanding loans in the principal amount of $35 million plus accrued interest from September 30, 2006 to September 30, 2008. In exchange for the extension of the maturity of the loan, Valence has extended from August 30, 2005, to September 30, 2008, the expiration date of warrants previously granted to Berg & Berg Enterprises.

"The completion of these agreements speaks to the strong support for our business strategy and is a critical step towards achieving our financial goals," said Stephan Godevais, chairman of the board of Valence Technology.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology is a leader in the development and commercialization of Saphion(R) technology, the industry's first commercially available, safe, large-format lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the internet at www.valence.com.


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FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement that this loan represents a critical step towards providing Valence Technology with the financial stability to achieve our financial goals to reach break-even. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

                                      # # #

MEDIA CONTACT:                            INVESTOR CONTACT:
Lois Paul Partners, LLC                   Valence Technology, Inc.
Daphne Kent                               investor@valence.com
daphne_kent@lpp.com                       512-527-2921
512-638-5305


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